UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  August 6, 2014

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-36033	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, Theravance Biopharma, Inc.  (“Theravance Biopharma” or the “Company”) and Rick E Winningham entered into an amended offer letter in connection with Mr. Winningham’s agreement to become a full-time employee of the Company effective August 15, 2014 (the “Transition Date”).  Mr. Winningham has been serving as the Company’s President and Chief Executive Officer on a part-time basis since the Company’s spin-off from Theravance, Inc. (“Theravance”) on June 2, 2014.  Pursuant to the amended offer letter, Mr. Winningham will continue to serve as the Company’s President and Chief Executive Officer, but following the Transition Date will do so on a full-time basis.

Pursuant to the amended offer letter, Mr. Winningham’s base salary will be increased to $885,828 per year, effective as of the Transition Date, and he will remain eligible to receive an annual discretionary bonus with a target amount of 60% of his base salary earned in 2014 (and each calendar year thereafter).  Additionally, the Company agreed to grant Mr. Winningham an option to purchase 320,000 of the Company’s Ordinary Shares, which will vest over four years of employment with the Company following the Transition Date.

Pursuant to the amended offer letter, if the Company terminates Mr. Winningham’s employment without cause, Mr. Winningham will remain eligible to receive a lump sum severance payment of 24 months’ salary plus two times his target bonus, subject to Mr. Winningham’s execution of a release of claims.  Mr. Winningham is also eligible to participate in the Company’s Change in Control Severance Plan. The amended offer letter also provides that in the event Theravance is subject to a change in control while Mr. Winningham is employed by the Company and Mr. Winningham is a “disqualified individual” of Theravance for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, with respect to such change in control, he will be eligible to receive a gross-up payment from the Company on the terms set forth in the amended offer letter.

The foregoing summary of certain provisions of Mr. Winningham’s amended offer letter is qualified in its entirety by reference to the full text of the amended offer letter, which will be filed as an exhibit to the Company’s Form 10-Q for the quarterly period ending September 30, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: August 6, 2014	By:	/s/ Renee D. Gala
Renee D. Gala
Senior Vice President, Finance

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